SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

LIBERTY BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:
N/A

2.	Aggregate number of securities to which transaction applies:
N/A

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
N/A

4.	Proposed maximum aggregate value of transaction:
N/A

5.	Total fee paid:
N/A

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount previously paid:
N/A

2.	Form, Schedule or Registration Statement No.:
N/A

3.	Filing Party:
N/A

4.	Date Filed:
N/A

[Letterhead of Liberty Bancorp, Inc.]

January 3, 2008

Dear Fellow Stockholder:

We cordially invite you to attend the annual meeting of stockholders of Liberty Bancorp, Inc. We will hold the meeting at the branch office of our wholly owned subsidiary, BankLiberty, located at 9200 N.E. Barry Road, Kansas City, Missouri, on Wednesday, February 6, 2008, at 5:30 p.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on our operations for the recently completed fiscal year. Our directors and officers, as well as a representative of Michael Trokey & Company, P.C., our independent registered public accounting firm, will be present to respond to appropriate questions of stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Brent M. Giles

Brent M. Giles
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

Your vote is important, regardless of the number of shares you own. On behalf of the Board of Directors, we urge you to sign, date and mail the enclosed proxy card as soon as possible, even if you currently plan to attend the annual meeting of stockholders. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting. Please act at your first convenience.

LIBERTY BANCORP, INC.
16 West Franklin
Liberty, Missouri 64068
(816) 781-4822

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	5:30 p.m. on Wednesday, February 6, 2008

PLACE	9200 N.E. Barry Road
Kansas City, Missouri
(Bank branch office)

ITEMS OF BUSINESS	(1) To elect one director to serve for a term of three years; and

(2) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

RECORD DATE	In order to vote, you must have been a stockholder at the close of business on December 21, 2007.

PROXY VOTING
It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card or voting instruction form sent to you with this proxy statement. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Cathy Trusler

Cathy Trusler
Corporate Secretary

Liberty, Missouri
January 3, 2008

PROXY STATEMENT
OF
LIBERTY BANCORP, INC.
16 West Franklin
Liberty, Missouri 64068
(816) 781-4822

ANNUAL MEETING OF STOCKHOLDERS
February 6, 2008

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Liberty Bancorp, Inc. (“Liberty Bancorp” or the “Company”), to be used at the annual meeting of stockholders of the Company. Liberty Bancorp is the holding company for BankLiberty (“BankLiberty” or the “Bank”). The annual meeting will be held at the Bank’s branch office located at 9200 N.E. Barry Road, Kansas City, Missouri, on Wednesday, February 6, 2008 at 5:30 p.m., local time. The accompanying notice of annual meeting and this proxy statement are being first mailed to stockholders on or about January 3, 2008.

General Information About Voting

Who Can Vote at the Meeting

You are entitled to vote your shares of Liberty Bancorp common stock if the records of the Company show that you held your shares as of the close of business on December 21, 2007, the annual meeting record date. As of the close of business on December 21, 2007, a total of 4,440,957 shares of Liberty Bancorp common stock were issued and outstanding. Each share of common stock is entitled to one vote.

Attending the Meeting

If you are the beneficial owner of Liberty Bancorp common stock held by a broker, bank or other nominee (i.e., in “street name”), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Liberty Bancorp common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Quorum and Vote Required

The annual meeting will be held only if there is a quorum present. A quorum exists if a majority of the outstanding shares of common stock entitled to vote are represented at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes will also be counted for purposes of determining the existence of a quorum but will not be counted as votes cast. A broker non-vote occurs when a broker, holding shares for a beneficial owner, returns a proxy to the Company but does not vote on a particular agenda item because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

In voting on the election of directors, you may vote in favor of the nominee for director or withhold votes as to the nominee for director. There is no cumulative voting for the election of directors. Directors must be elected by an affirmative vote of a majority of the shares present in person or by proxy at the annual meeting. Votes that are withheld will have the same effect as a negative vote, while broker non-votes will have no effect on the outcome of the election.

Voting by Proxy

The Board of Directors of Liberty Bancorp is sending you this proxy statement for the purpose of requesting that you allow your shares of Liberty Bancorp common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Liberty Bancorp common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends that you vote “FOR” the nominee for director.

The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the annual meeting. If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own best judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the annual meeting in order to solicit additional proxies. If the annual meeting is postponed or adjourned, your Liberty Bancorp common stock may be voted by the persons named in the proxy card on the new annual meeting date as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the annual meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in and of itself constitute revocation of your proxy.

If your Liberty Bancorp common stock is held in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instructions provided by your broker, bank or other nominee that accompany this proxy statement.

Participants in the Amended and Restated Liberty Savings Bank Employee Stock Ownership Plan

If you participate in the Amended and Restated Liberty Savings Bank Employee Stock Ownership Plan (the “ESOP”), you will receive a voting instruction form that reflects all shares you are entitled to vote under the plan. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. The deadline for submitting ESOP participant’s voting instructions to the ESOP trustee is January 30, 2008.

Stock Ownership

The following table sets forth information as of December 21, 2007 (i) with respect to any person or entity who was known to Liberty Bancorp to be the beneficial owner of more than 5% of our common stock and (ii) as to our common stock beneficially owned by each director of Liberty Bancorp, the executive officers named in the “Summary Compensation Table” and all directors and executive officers as a group.

	Amount of Nature of Shares of Beneficial Ownership		Number of Shares That Maybe Acquired Within 60 Days by Exercising Options	Total	Percent of Common Stock Outstanding (1)

Persons Owning Greater than 5%:
Amended and Restated Liberty Savings Bank Employee Stock Ownership Plan Trust 16 West Franklin Liberty, Missouri 64068	235,174	(2)	—	235,174	5.3%

Directors:
Ralph W. Brant, Jr.	92,328	(3)	22,753	115,081	2.6
Brent M. Giles	105,390	(4)	63,007	168,397	3.7
Steven K. Havens	154,473		22,753	177,226	4.0
Daniel G. O’Dell	424,566	(5)	22,753	447,319	10.0
Robert T. Sevier	207,195	(6)	12,252	219,447	4.9

Named Executive Officers Who Are Not Also Directors:
Mark E. Hecker	55,754	(7)	9,450	65,204	1.5
Marc J. Weishaar	45,006	(8)	9,450	54,456	1.2

All Directors and Executive Officers as a Group (7 Persons):	1,084,712		162,418	1,247,130	27.1

*	Does not exceed 1.0% of the Company’s voting securities.
(1)	Based on 4,440,957 shares of Company common stock outstanding and entitled to vote as of the close of business on December 21, 2007.
(2)
The ESOP trustee, RS Group Trust Company, votes all allocated shares in accordance with the instructions of the ESOP participants. Unallocated shares and shares for which no instructions have been received are voted by the ESOP trustee in the same ratio as participants directing the voting of allocated shares or, in the absence of such director, as directed by the Bank’s Board of Directors. At December 21, 2007, 178,094 shares had been allocated under the ESOP.

(3)	Includes 20,514 shares held by Mr. Brant’s IRA, 3,995 shares held by his sons’ IRAs, 4,105 shares held by his sons and 7,500 shares held by a corporation controlled by Mr. Brant.
(4)
Includes 7,513 shares allocated under the ESOP, 17,502 shares held by a trust over which Mr. Giles has sole voting and dispositive power, 5,800 shares held by Mr. Giles’ IRA and 1,450 shares held by his spouse’s IRA.

(5)	Includes 30,000 shares held by Mr. O’Dell’s spouse and 388,286 shares held by a trust over which Mr. O’Dell has sole voting and dispositive power.
(6)	Includes 17,462 shares held by Mr. Sevier’s spouse’s IRA, 10,000 shares held by his spouse, 36,208 shares held by his IRA and 117,245 shares held in trusts.
(7)	Includes 3,861 shares allocated under the ESOP, 14,500 shares held by Mr. Hecker’s IRA and 9,893 shares held by his spouse’s IRA.
(8)	Includes 22,399 shares allocated under the ESOP and 970 shares held by Mr. Weishaar’s IRA.

Proposal I — Election of Directors

General

The Company’s Board of Directors consists of five members. The Company’s Bylaws require that the directors be divided into three classes as nearly equal in number as possible. The Board of Directors has nominated Brent M. Giles to serve as a director for a three-year term. It is intended that the persons named in the proxies solicited by the Board will vote for the election of Mr. Giles. If Mr. Giles is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board knows of no reason why Mr. Giles might be unable to serve. Mr. Giles is currently a director of the Company and the Bank.

The Board of Directors intends that the proxies solicited by it will be voted for the election of Mr. Giles. If Mr. Giles is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors. At this time, the Board of Directors knows of no reason why Mr. Giles might be unable to serve.

The Board of Directors recommends that stockholders vote “FOR” the election of Mr. Giles as a director of the Company.

The following table sets forth, for each nominee for director and continuing director, such person’s name, age at September 30, 2007, the year he first became a director of the Company and the year his term as a director of the Company will expire. The indicated period of service as a director includes service as a director of the Bank. No director is related to any other director or executive officer by blood, marriage or adoption. The Company’s Board of Directors has determined that all of the directors except Brent M. Giles, who is an employee of the Company and the Bank, are “independent directors” as such term is defined under Nasdaq Rule 4200(a)(15). In determining the independence of its directors, the Board considered transactions, relationships or arrangements between the Company, the Bank and its directors that were not required to be disclosed in this proxy statement under the heading “Transactions With Management,” including loans that the Bank directly or indirectly made to Director Havens.

		Year First	Current Term
		Elected Or	As
		Appointed	Director
Name	Age	Director	To Expire

Board Nominees For Term To Expire At 2011 Annual Meeting

Brent M. Giles	40	2003	2008

Directors Continuing In Office

Daniel G. O’Dell	53	1997	2009
Steven K. Havens	57	2001	2009
Robert T. Sevier	67	1975	2010
Ralph W. Brant, Jr.	60	1975	2010

The principal occupation of each director of the Company during the last five years is set forth below.

Brent M. Giles has served as our President and Chief Executive Officer since September 2003. Prior to joining BankLiberty, from August 2001 to August 2003, Mr. Giles was President of Lawson Bank, Lawson, Missouri, a Missouri-based community bank. From May 2000 to July 2001, Mr. Giles served as a financial services consultant with Rightworks Corporation, San Jose, California, and from April 1998 to May 2000, Mr. Giles served as Vice President of UMB Bank, Kansas City, Missouri. From 1989 to April 1998, Mr. Giles was a financial institutions examiner with the Federal Deposit Insurance Corporation.

Daniel G. O’Dell currently serves as Chairman of BankLiberty. Mr. O’Dell has been employed by O’Dell Publishing since 1984. Mr. O’Dell also serves on the Board of Directors of TheraDoc, Inc., Salt Lake City, Utah, and serves on the Board of Directors of CollegeHill Investments, a subsidiary of William Jewell College, Liberty, Missouri.

Steven K. Havens is President of Havens Construction Co., Inc., serves as Chairman of the Clay County Airport Advisory Board, and is a past board member of the Liberty Chamber of Commerce.

Robert T. Sevier is the Recorder of Deeds of Clay County, Missouri, a position he assumed in January 1999. From 1971 to late 1995, he was self-employed as a title insurance agent in Liberty, Missouri. Mr. Sevier has served as a board member of Concerned Care, an advocacy group for developmentally disabled individuals and is a member of the Developmental Disabilities Resource Board of Clay County, Missouri.

Ralph W. Brant, Jr. is President of Brant’s Clothing, a retail-clothing establishment located in Liberty, Missouri. He has worked at Brant’s since 1975. Mr. Brant has served as a Director of the Liberty Chamber of Commerce and with the Liberty Downtown Merchants Group. He has also served as a Director and President of Martha Lafite Thompson Nature Sanctuary, and has worked with the Boy Scouts of America in various capacities.

Meetings of the Board of Directors

The Company and the Bank conduct business through meetings and activities of their Board of Directors and their committees. Regular meetings of the Board of Directors are held on a monthly basis and special meetings are held from time to time as needed. There were 12 regular meetings and one special meeting of the Board of Directors of the Bank and eight regular meetings and one special meeting of the Board of Directors of the Company held during the fiscal year ended September 30, 2007. No director attended fewer than 75% of the total number of meetings of the Board of Directors and committees of the Board on which he served.

Committees of the Board of Directors

The following table identifies our standing committees and their members as of September 30, 2007. All members of each committee are independent in accordance with the listing standards of the Nasdaq Stock Market, Inc.

Director	Audit Committee	Compensation Committee	Nominating Committee

Ralph W. Brant, Jr.	X	X	X
Brent M. Giles
Steven K. Havens	X	X	X*
Daniel G. O’Dell	X*	X	X
Robert T. Sevier	X	X*	X

Number of Meetings in Fiscal 2007 (1)	8	2	1

*	Denotes Chairperson
(1)	Includes meetings during the year ended September 30, 2007 of comparable committees of the Board of Directors of the Bank.

Audit Committee. The Company has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee meets periodically with the independent registered public accountants and management to review accounting, auditing, internal control structure and financial reporting matters. Each member of the Audit Committee is independent under the definition contained in the listing standards of the Nasdaq Stock Market. The Board of Directors has determined that the Audit Committee does not have a member who is an “audit committee financial expert” as such term is defined by the rules and regulations of the Securities and Exchange Commission. The current board members possess all of the criteria the Nominating Committee has determined are appropriate for Board membership of a holding company of a community-based financial institution. While the Board recognizes that no individual Board member meets the qualifications required of an “audit committee financial expert,” the Board believes that the appointment of a new director to the Board and to the Audit Committee at this time is not necessary as the level of financial knowledge and experience of the current members of the Audit Committee, including the ability to read and understand fundamental financial statements, is cumulatively sufficient to adequately discharge the Audit Committee’s responsibilities. The Audit Committee acts under a written charter adopted by the Board of Directors, a copy of which is available in the “Investor Relations” section of the Company’s website at www.banklibertykc.com. The report of the Audit Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See “Audit Committee Report.”

Compensation Committee. The Compensation Committee approves the compensation objectives for the Company and the Bank and establishes the compensation for the Chief Executive Officer and other executives. See “Compensation Discussion and Analysis” for more information regarding the role of the Compensation Committee and management in determining and/or recommending the amount or form of executive compensation. Each member of the Compensation Committee is independent under the definition contained in the listing standards of the Nasdaq Stock Market. The Compensation Committee operates under a written charter, a copy of which is available in the “Investor Relations” section of the Company’s website at www.banklibertykc.com. The report of the Compensation Committee required by the Securities and Exchange Commission appears in this proxy statement under the heading “Compensation Committee Report.”

Nominating Committee.  The Board of Directors’ Nominating Committee nominates directors to be voted on at the annual meeting and recommends nominees to fill any vacancies on the Board of Directors. The procedures of the Nominating Committee required to be disclosed by the rules of the Securities and Exchange Commission are included below under “Nominating Committee Procedures.” The members of the Nominating Committee are “independent directors” as defined in Nasdaq listing standards. The Nominating Committee operates under a written charter, a copy of which is available in the “Investor Relations” section of the Company’s website at www.banklibertykc.com.

Nominating Committee Procedures

General

It is the policy of the Nominating Committee to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating Committee does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Nominating Committee’s resources, the Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders

Any stockholder wishing to recommend a candidate for consideration by the Nominating Committee as a possible director nominee for election at an upcoming annual meeting of stockholders must provide written notice to the Nominating Committee of such stockholder’s recommendation of a director nominee at least 120 calendar days prior to the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year. Notice should be provided to: Cathy Trusler, Corporate Secretary, Liberty Bancorp, Inc., 16 West Franklin, Liberty, Missouri 64068. Such notice must contain the following information:

•	The name of the person recommended as a director candidate;

•
All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

•	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

•
As to the shareholder making the recommendation, the name and address, as he or she appears on the Company’s books, of such shareholder; provided, however, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address, along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

•	A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

Minimum Qualifications

In its deliberations, the Nominating Committee considers a candidate’s personal and professional integrity, knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of the Bank’s market area. Any nominee for director made by the Nominating Committee must be highly qualified with regard to some or all the attributes listed in the preceding sentence.

With respect to nominating an existing director for re-election to the Board of Directors, the Nominating Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Process for Identifying and Evaluating Nominees

Identification.  In searching for qualified director candidates to fill vacancies in the Board, the Nominating Committee solicits the Company’s current directors for the names of potential qualified candidates. Moreover, the Nominating Committee may ask its directors to pursue their own business contacts for the names of potentially qualified candidates. In the event a stockholder has submitted a proposed nominee, the Nominating Committee would consider the proposed nominee in the same manner in which the Nominating Committee would evaluate nominees for director recommended by directors.

Evaluation. The Nominating Committee would then consider the potential pool of director candidates, select a candidate based on the candidate’s qualifications and the Board’s needs, and conduct a thorough investigation of the proposed candidate’s background to ensure there is no past history that would cause the candidate not to be qualified to serve as a director of the Company.

Board Policies Regarding Stockholder Communications and Attendance at Annual Meetings

The Board of Directors maintains a process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the Board of Directors should send any communication to Cathy Trusler, Corporate Secretary, Liberty Bancorp, Inc., 16 West Franklin Street, Liberty, Missouri 64068. All communications that relate to matters that are within the scope of the responsibilities of the Board and its committees are to be presented to the Board no later than its next regularly scheduled meeting. Communications that relate to matters that are within the responsibility of one of the Board committees are also to be forwarded to the Chair of the appropriate committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as customer complaints, are to be sent to the appropriate officer. Solicitations, advertisements and obviously frivolous or inappropriate communications will not be forwarded, but will be made available to any director who wishes to review them.

Directors are expected to prepare themselves for and to attend all Board meetings, the Annual Meeting of Stockholders and the meetings of the committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. All of the Company’s directors attended the Company’s 2007 Annual Meeting of Stockholders.

Compensation Discussion and Analysis

Our Compensation Philosophy

Our compensation philosophy for our named executive officers is founded upon the premise that our success depends, in large part, on the dedication, commitment and performance of the individuals we place in key operating positions to drive our business strategy. We strive to satisfy the demands of our business model by providing our named executives with incentives tied to the successful implementation of our corporate objectives. However, we recognize that we operate in a competitive environment for talent. Therefore, our approach to compensation considers the full range of compensation techniques that enable us to compare favorably with our peers as we seek to attract and retain key personnel.

We ground our compensation philosophy on four basic principles:

•
Meeting the Demands of the Market – Our goal is to compensate our named executives at competitive levels that position us as an employer of choice among our peers who provide similar financial services in the markets we serve.

•
Aligning with Shareholders – We use equity compensation as a component of our compensation mix to develop a culture of ownership and to align the financial interests of our named executives with our shareholder interests.

•	Performance – We structure our compensation program to reward our named executives for high performance and superior management skills.

•	Reflecting our Business Philosophy – Our approach to compensation reflects our values and the way we do business in the communities we serve.

Elements Used to Implement Our Compensation Objectives

Our compensation program relies on three primary elements: (1) base compensation or base salary; (2) cash-based, short-term incentive compensation; and (3) equity-based, long-term incentive compensation. We believe that we can meet the objectives of our compensation philosophy by achieving a balance among these three elements that is competitive with our industry peers and creates appropriate incentives for our named executives. We combine these compensation elements for each executive in a manner we believe optimizes the executive’s contribution to Liberty Bancorp, Inc. and its affiliates.

Base Compensation.  Base salaries for our named executives depend on the scope of their responsibilities and their performance. Decisions regarding salary increases also take into account the executive’s current salary and the amounts paid to the executive’s peers within and outside the Company. Our goal is to maintain salary levels for our officers at a level consistent with base pay received by those in comparable positions at our peers. Base salaries are reviewed at least annually by the Compensation Committee. See the “Executive Compensation—Summary Compensation Table” for salaries paid to the named executives during the 2007 fiscal year.

Short-Term Cash-Based Incentive Compensation. Our current short-term incentive program is a cash-based program that is designed to reward the attainment of individual performance goals. Each month, in connection with the Board of Directors’ review of the company’s performance, the Board of Directors budgets for a discretionary bonus pool for all employees. At the end of the year, the Board of Directors reviews the Company’s overall financial performance and makes adjustments to the bonus pool as it deems necessary and appropriate. Once the bonus pool amount is established, the Compensation Committee, with input from the Chief Executive Officer, allocates the bonus pool based on employee responsibilities and individual performance. See “Executive Compensation—Summary Compensation Table” for bonuses paid to the named executives during the 2007 fiscal year.

Long-Term Equity-Based Compensation.  Our long-term incentive compensation program is based on the delivery of competitive equity awards to our named executives. We use our stock-based compensation to reward outstanding performance with incentives that focuses our management team on the task of creating shareholder value over the long term. By increasing the equity holdings of our named executives, we provide them with a continuing stake in our long-term success. The nature and size of awards under our equity-based program are based on a number of factors including awards made to those holding comparable positions in our peer group, applicable regulatory restrictions and the tax and accounting treatment of specific equity compensation techniques.

Role of the Compensation Committee

We rely on the Compensation Committee to develop the broad outline of our compensation program and to monitor the success of the program in achieving the objectives of our compensation philosophy. The Compensation Committee members are: Robert T. Sevier, Ralph W. Brant, Jr., Daniel G. O’Dell and Steven K. Havens. The Compensation Committee is also responsible for the administration of our compensation programs and policies, including the administration of our cash- and stock-based incentive programs.

The Compensation Committee operates under a written charter that establishes the Compensation Committee’s responsibilities. The Compensation Committee and the Board of Directors review the Charter periodically to ensure that the scope of the Charter is consistent with the Compensation Committee’s expected role. Under the Charter, the Compensation Committee is charged with general responsibility for the oversight and administration of our compensation program. The Charter vests in the Compensation Committee principal responsibility for determining the compensation of the chief executive officer based on the Compensation Committee’s evaluation of his performance. The Charter also authorizes the Compensation Committee to engage consultants and other professionals without management approval to the extent deemed necessary to discharge its responsibilities.

During the 2007 fiscal year, the Compensation Committee met two times, including two executive sessions attended by Compensation Committee members only.

Role of the Compensation Consultant

We do not have a contractual arrangement with any compensation consultant who has a role in determining or recommending the amount or form of executive or director compensation. However, we utilize survey data provided by SNL Executive Compensation Review when evaluating the competitiveness of our base compensation and cash bonus program.

Peer Group Analysis

A critical element of our compensation philosophy and a key driver of specific compensation decisions for our management team is a comparative analysis of our compensation mix and levels relative to available peer groups of financial institutions. SNL Executive Compensation Review created a peer group for us using financial institutions from Illinois, Indiana, Iowa, Kansas, Kentucky, Michigan, Minnesota, Missouri, Nebraska, North Dakota, Ohio, South Dakota and Wisconsin that range between $250 million and $500 million in asset size. The Compensation Committee reviews this peer group information in conjunction with national averages and other available SNL peer group information and targets total compensation for our named executive officers between the median and the 75th percentile of the publicly traded financial institutions that SNL surveys.

Role of Management

Our Chief Executive Officer, in conjunction with representatives of the Compensation Committee, develops recommendations regarding the appropriate mix and level of compensation for our management team. The recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee. The Chief Executive Officer meets with the Compensation Committee to discuss the compensation recommendations for the named executive officers. Our Chief Executive Officer does not participate in Compensation Committee discussions relating to the determination of his compensation.

Tax and Accounting Considerations

In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and annually to ensure that we understand the financial impact of each program on Liberty Bancorp, Inc. and its subsidiaries. Our analysis includes a review of recently adopted and pending changes in tax and accounting requirement.

Employment and Change in Control Agreements

We currently maintain an employment agreement with our Chief Executive Officer and change in control agreements with the other named executive officers. See “Executive Compensation—Employment Agreement,” “Executive Compensation—Change in Control Agreements” and “Executive Compensation—Potential Post-Termination Benefits” for a description of the terms of the agreements and the severance benefits and change in control benefits payable to each named executive officer.

Retirement Benefits; Employee Welfare Benefits

Our 401(k) Plan and employee stock ownership plan have proven to be important retention tools for the Company. The 401(k) plan and the employee stock ownership plan are broad based tax-qualified defined contribution plans which provide our employees with valuable retirement benefits. Under the 401(k) Plan, we provide an employer matching contribution equal to 50% of a participant’s deferred compensation up to 5% of a participant’s plan eligible compensation. Participants vest in their employer matching contributions at a rate of 20% per year. Under the employee stock ownership plan, we provide plan participants with a retirement benefit allocated in our common stock at no cost to the participant. Participants vest in their employee stock ownership plan allocations at a rate of 20% per year.

In addition to our retirement programs, we provide our employees with coverage under medical, dental, vision, life insurance and disability plans on terms consistent with industry practice. We also maintain a Section 125 cafeteria plan which allows our employees to set aside pre-tax dollars to pay for certain benefits.

Perquisites

We provide our named executives with certain perquisites, reflected in the All Other Compensation column of the Summary Compensation Table, that we believe are reasonable, competitive and consistent with the company’s overall compensation program. We believe that these benefits further our officers’ abilities to promote our business interests in our markets and reflect the competitive practices for similarly situated officers employed by our peers.

Director Compensation

Our outside directors are compensated through an annual retainer and meeting fees. Outside directors also participate in our equity compensation program. The level and mix of director compensation is reviewed by the Compensation Committee on a periodic basis to ensure consistency with the objectives of our overall compensation philosophy. Our review of director compensation also considers the increased liability of directors at publicly-traded companies due to changes in the regulatory environment and the heightened scrutiny of corporate governance practices.

Stock Compensation Grant and Award Practices; Timing Issues

Our Compensation Committee considers whether to make stock option grants and/or award other forms of equity on an annual basis, typically in conjunction with the annual review process for our officers. However, grants or awards may be made at other times during the year based on specific circumstances such as a new hire, a specific contractual commitment or a change in position or responsibility. The Compensation Committee considers the recommendations of our Chief Executive Officer and other executive officers with respect to awards contemplated for their subordinates. However, the Compensation Committee is solely responsible for the development of the schedule of grants or awards made to the Chief Executive Officer and the other executive officers.

As a general matter, the Compensation Committee’s process is independent of any consideration of the timing of the release of material nonpublic information, including with respect to the determination of grant dates or the stock option exercise prices. The Compensation Committee’s decisions are reviewed and ratified by the full Board of Directors. Similarly, the Company has never timed the release of material nonpublic information with the purpose or intent to affect the value of executive compensation. In general, the release of such information reflects long-established timetables for the disclosure of material nonpublic information such as earnings reports or, with respect to other events reportable under federal securities laws, the applicable requirements of such laws with respect to timing of disclosure.

We set the exercise price of stock options solely by reference to the applicable provisions of our stock compensation plans. Under our current plan, which was approved by shareholders on February 5, 2007, the exercise price of a stock option is equal to the closing sales price of our common stock on the Nasdaq Global Market on the date of grant. The grant date is the date the Compensation Committee grants a stock option.

Stock Ownership Requirements

It is our policy that members of the Board of Directors should be stockholders of Liberty Bancorp, Inc. However, we do not have formal stock ownership requirements for our named executive officers or members of the Board of Directors. As a practical matter, our named executive officers and directors hold meaningful interests in our stock, which they have accumulated through participation in stock compensation programs and individual purchases. See our “Stock Ownership Table.”

Compensation for the Named Executives During the 2007 Fiscal Year

Chief Executive Officer Compensation.  In determining Mr. Giles’ compensation, the Board of Directors conducted a performance appraisal that reviewed Mr. Giles’ financial, strategic and operational achievements. In its review, the Board of Directors noted that Mr. Giles exhibits strong leadership skills and is moving the Company in a direction that has the potential to enhance long-term shareholder value. Mr. Giles’ efforts have ensured that systems are maintained to protect our assets and provide effective control of operations. Mr. Giles has also served as our chief spokesperson, communicating effectively with all of our shareholders, as well as the customers of BankLiberty. In light of the Board of Directors’ assessment of Mr. Giles’ performance, Mr. Giles was awarded a $35,000 cash bonus and a salary increase of $9,900, which represents a 5% increase in his base salary. Mr. Giles’ salary increase became effective October 1, 2007. See “Executive Compensation—Employment Agreements” for Mr. Giles’ current base salary. In connection with Mr. Giles’ performance and overall compensation review, the Board of Directors renewed Mr. Giles’ employment agreement for an additional year in July 2007. See “Executive Compensation—Employment Agreements”. Mr. Giles received a restricted stock award for 27,000 shares of Liberty Bancorp, Inc. common stock and stock options to purchase 20,000 shares of Liberty Bancorp, Inc. common stock at an exercise price of $11.27. We believe that Mr. Giles’ compensation is consistent and competitive with compensation paid to other chief executive officers at comparable publicly traded financial institutions.

Compensation for the Other Named Executives. In determining compensation for Messrs. Weishaar and Hecker, the Compensation Committee reviewed the performance appraisals presented by the chief executive officer and the salary and bonus recommendations. The Compensation Committee accepted the recommendations as presented and adjusted base salaries for Messrs. Weishaar and Hecker by 4%, and 10%, respectively. Based on these adjustments, Messrs. Weishaar and Hecker currently receive a base salary of $104,000 and $130,000, respectively. The salary increases became effective October 1, 2007. In addition to a salary increase, the Board of Directors awarded Messrs. Weishaar and Hecker a cash bonus equal to $12,500 and $30,000, respectively. The Board of Directors also renewed each of the executive’s change in control agreements for an additional year. During fiscal 2007, Mr. Weishaar and Mr. Hecker were each granted a restricted stock award for 7,000 and 12,500 shares of Liberty Bancorp, Inc., common stock, respectively and stock options to purchase 5,000 and 10,000 shares of Liberty Bancorp, Inc. common stock, respectively at an exercise price of $11.27 per share. The stock awards and stock options vest over a five-year period. We believe that the compensation for Messrs. Weishaar and Hecker is consistent and competitive with compensation paid to other chief financial officers and chief lending officers at comparable publicly traded financial institutions.

Executive Compensation

Summary Compensation Table

The following table is furnished for all individuals serving as the principal executive officer or principal financial officer of the Company during the year ended September 30, 2007 and for the other most highly compensated executive officers of the Company who received a salary of $100,000 or more during the year ended September 30, 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)

Brent M. Giles President and Chief Executive Officer of the Company and the Bank	2007	$215,731	$35,000	$35,501	$18,184	$34,878	$339,294

Marc J. Weishaar Senior Vice President and Chief Financial Officer of the Company and the Bank	2007	107,946	12,500	9,204	6,842	16,772	153,264

Mark E. Hecker Senior Vice President and Chief Lending Officer of the Bank	2007	127,362	30,000	16,435	8,704	22,183	204,684

____________________________________________________
(1)
Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) for shares of restricted stock in fiscal 2007. For further information regarding the expense recognized for stock awards, see footnote 12 to the Notes to the Consolidated Financial Statements contained in the Company’s Annual Report to Stockholders filed as Exhibit 13 to the Company’s Annual Report on Form 10-K. All of the stock awards were granted pursuant to the Liberty Bancorp, Inc. 2007 Equity Incentive Plan and vest in equal annual installments commencing on February 27, 2008. The award recipients receive dividends on unvested awards of restricted stock; such dividends are reported under the column “All Other Compensation” on the above table.

(2)
Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) during the year ended September 30, 2007, based upon a fair value of $1.51, $1.83, $1.70 and $3.00 for options granted in 2004, January 2005, November 2005 and 2007 using the Black-Scholes option pricing model. For further information regarding the assumptions used to compute fair value, see footnote 12 to the Notes to the Consolidated Financial Statements contained in the Company’s Annual Report to Stockholders filed as Exhibit 13 to the Company’s Annual Report on Form 10-K.

(3)	Details of the amounts reported in the “All Other Compensation” column for 2007 are provided in the table below.

	Mr. Giles		Mr. Weishaar		Mr. Hecker
Market value of ESOP contributions	$27,260		$13,906		$17,749
Dividends paid on stock awards	1,350		350		625
Matching 401(k) plan contributions	6,268		2,516		3,809
Perquisites	—	(a)	—	(a)	—	(a)

(a) Did not exceed $10,000.

Employment Agreement

Effective July 21, 2006, the Company and the Bank entered into a three-year employment agreement with Brent M. Giles, President and Chief Executive Officer of the Company and the Bank. The term of the employment agreement may be extended each year by the Company’s and the Bank’s Boards of Directors for an additional year so that the remaining term will be three years. The employment agreement provides for a base salary and, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel. See “Executive Compensation — Potential Post-Termination Benefits” for a discussion of the benefits and payments Mr. Giles may receive upon his termination of employment.

Change in Control Agreements

Effective July 21, 2006, BankLiberty entered into two-year change in control agreements with Marc J. Weishaar, Senior Vice President and Chief Financial Officer of the Company and the Bank, and Mark E. Hecker, Senior Vice President and Chief Lending Officer of the Bank. The Board of Directors of BankLiberty may renew these agreements annually. The change in control agreements provide for a severance benefit in the event the executives are terminated following a change in control. See “Executive Compensation — Potential Post-Termination Benefits” for a discussion of the benefits and payments Messrs. Weishaar and Hecker may receive upon termination of employment following a change in control.

Grants of Plan-Based Awards

The following table provides information concerning all stock and option awards made to the Company’s named executive officers in the 2007 fiscal year. All grants made under the Liberty Bancorp, Inc. 2007 Equity Incentive Plan.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards (3)	Grant Date Fair Value of Stock Awards and Options (4)
Brent M. Giles	2/27/2007 2/27/2007	27,000 —	— 20,000	— $11.27	$304,290 60,000
Marc J. Weishaar	2/27/2007 2/27/2007	7,000 —	— 5,000	— $11.27	78,890 15,000
Mark E. Hecker	2/27/2007 2/27/2007	12,500 —	— 10,000	— $11.27	140,875 30,000

(1)	The restricted stock awards vest in five annual installments beginning on the date of grant. Award recipients receive dividends on restricted shares during the restriction period.
(2)	The option awards vest in five annual installments beginning on the date of grant.
(3)	Option exercise price was the closing price at the market close on the date of grant.
(4)
For stock awards, amount shown is the number of shares awarded multiplied by the closing price for the Company’s common stock on the date of grant. For option awards, the amount was computed in accordance with FAS 123(R) based upon a fair value of $3.00 for options granted in 2007 using the Black-Scholes option pricing model. For further information regarding the assumptions used to calculate fair value, see footnote 12 to the Notes to the Consolidated Financial Statements contained in the Company’s Annual Report to Stockholders filed as Exhibit 13 to the Company’s Annual Report on Form 10-K.

Outstanding Equity Awards at Fiscal Year End

The following table provides information concerning unexercised options and stock awards that have not vested for each named executive officer outstanding as of September 30, 2007.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)

Brent M. Giles	52,506 3,500 7,001 —	— 14,002 — 20,000	(3) (4)	$6.85 8.28 8.07 11.27	06/14/2014 01/27/2015 11/23/2015 02/27/2017	27,000	$289,170

Marc J. Weishaar	6,300 2,100 —	4,201 3,151 5,000	(5) (3) (4)	$6.85 8.28 11.27	06/14/2014 01/27/2015 02/27/2017	7,000	74,790

Mark E. Hecker	5,250 4,200 —	3,501 2,801 10,000	(5) (3) (4)	$6.85 8.28 11.27	06/14/2014 01/27/2015 02/27/2017	12,500	133,875

(1)	The restricted stock awards vest in five equal annual installments commencing one year from the date of grant, which for all awards shown was February 27, 2007.
(2)	Based upon the Company’s closing stock price of $10.71 on September 30, 2007.
(3)
Stock options were granted on January 27, 2005 under the Amended and Restated Liberty Bancorp, Inc. 2003 Incentive Equity and Deferred Compensation Plan and vest on September 3, 2008 for Mr. Giles and in five equal annual installments beginning on the first anniversary of the date of grant for Messrs. Hecker and Weishaar.

(4)
Stock options were granted on February 27, 2007 under to the Liberty Bancorp, Inc. 2007 Equity Incentive Plan and vest in five equal annual installments beginning on the first anniversary of the date of grant.

(5)
Stock options were granted on June 16, 2004 under the Amended and Restated Liberty Bancorp, Inc. 2003 Incentive Equity and Deferred Compensation Plan and vest in five equal annual installments beginning on the first anniversary of the date of grant.

Potential Post-Termination Payments

Employment Agreement. The employment agreement with Mr. Giles provides that BankLiberty and Liberty Bancorp may terminate the executive’s employment for cause, as defined in the employment agreement, at any time. If BankLiberty or Liberty Bancorp chooses to terminate Mr. Giles’ employment for reasons other than for cause, or if Mr. Giles resigns from BankLiberty or Liberty Bancorp after specified circumstances that would constitute constructive termination, Mr. Giles or, if he dies, his beneficiary, would be entitled to receive an amount equal to the remaining base salary payments due to him for the remaining term of the employment agreement and the contributions that would have been made on his behalf to any employee benefit plans of Liberty Bancorp and BankLiberty during the remaining term of the employment agreement. BankLiberty would also continue and/or pay for Mr. Giles’ life, health and dental coverage for the remaining term of the employment agreement. If Mr. Giles’ termination of employment is for reasons other than a change in control, he must adhere to a one-year non-competition agreement. In the event Mr. Giles is terminated for disability, as defined in the agreements, he will be paid an amount equal to 100% of his bi-weekly rate of base salary in effect as of the date of his termination of employment due to disability.

Under the employment agreement, if voluntary (upon circumstances discussed in the agreement) or involuntary termination follows a change in control of Liberty Bancorp, Mr. Giles or, if he dies, his beneficiary, would be entitled to a severance payment equal to three times Mr. Giles’ average annual compensation over the five taxable calendar years immediately preceding the effective date of the change in control. In addition, Mr. Giles shall, for a 36-month period following his termination of employment, receive the benefits he would have received over such period under any of the BankLiberty or Liberty Bancorp retirement programs (tax-qualified or non-qualified) in which he participated prior to his termination of employment. BankLiberty will also continue and/or pay for Mr. Giles’ life, health and dental coverage for 36 months. Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual’s base amount are deemed to be “excess parachute payments” if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of the base amount, and the employer may not deduct such amount for federal tax purposes. The agreement limits payments made to Mr. Giles in connection with a change in control to amounts that will not exceed the limits imposed by Section 280G.

All reasonable costs and legal fees paid or incurred by Mr. Giles in any dispute or question of interpretation relating to the employment agreement will be paid by BankLiberty or Liberty Bancorp, if Mr. Giles is successful on the merits in a legal judgment, arbitration or settlement. The employment agreement also provides that BankLiberty and Liberty Bancorp will indemnify Mr. Giles to the fullest extent legally allowable.

The following table provides the amount of compensation payable to Mr. Giles’ for each of situations listed below if they had occurred on September 30, 2007.

	Payments Due Upon
	Termination For Cause	Termination Without Cause/or With Good Reason		Change in Control With Termination of Employment (5)		Death or Disability		Retirement (6)

Base Salary	$ —	$ —		$ —		$ 623,700		$ —
Bonuses	—	—		—		—		—
Employee benefit plan contributions	—	—		—		—		—
Health and welfare benefits	—	—		—		$ 35,840	(1)	—

Severance payments and benefits:
Base salary	$ —	$ 623,700	(2)	$ 604,739	(3)	N/A		N/A
Bonuses	—	—		—		N/A		N/A
Employee benefit plan contributions	—	100,584	(4)	100,584	(4)	N/A		N/A
Health and welfare benefits	—	$ 35,840	(1)	$ 35,840	(1)	N/A		N/A

Value of acceleration of unvested stock options	N/A	N/A		$ 85,624		N/A		N/A
Value of acceleration of unvested stock awards	N/A	N/A		$ 289,170		N/A		N/A

(1)	Represents three years of family health insurance, family dental insurance, life insurance and long-term disability insurance.
(2)	Mr. Giles’ severance payment is based on a three year base salary of $207,900.
(3)	Represents three times Mr. Giles’ average compensation for fiscal 2002 through fiscal 2006.
(4)	Represents $18,804 in matching 401(k) plan contributions and $81,780 in ESOP contributions.
(5)	Under the terms of Mr. Giles’ employment agreement, payments and benefits received in connection with a change in control are capped at his Section 280G limit, which is $452,041.
(6)
Had Mr. Giles retired as of September 30, 2007, he would have been entitled to his 401(k) plan and ESOP account balances, along with the base salary compensation due to him through his retirement date.

Change in Control Agreements. The Bank’s change in control agreements with Messrs. Weishaar and Hecker provide that if involuntary termination or, under certain circumstances, voluntary termination, follows a change in control of Liberty Bancorp or BankLiberty, Messrs. Weishaar and Hecker would each be entitled to receive a severance payment equal to two times the executive’s “base amount,” as defined under the Internal Revenue Code. BankLiberty would also continue and/or pay for life, health and dental coverage for 24 months following termination of the executive’s employment. Payments to Messrs. Weishaar and Hecker under the agreements will be paid by Liberty Bancorp if payments (or other benefits) are not paid by BankLiberty. Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual’s base amount are deemed to be “excess parachute payments” if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of the base amount, and the employer may not deduct such amount for federal tax purposes. The agreements limit payments made to Messrs. Weishaar and Hecker in connection with a change in control to amounts that will not exceed the limits imposed by Section 280G. Had a change in control of Liberty Bancorp or BankLiberty occurred on September 30, 2007, the total payments that would be due under the change in control agreements, excluding the value of any accelerated options, would equal approximately $185,429 for Mr. Weishaar and $196,217 for Mr. Hecker.

Directors’ Compensation

Cash Retainer and Fees for Non-Employee Directors

The following table sets forth the applicable retainers and fees that will be paid to our non-employee directors for their service on our Board of Directors during fiscal 2008.

Annual Retainer for Bank Board Service	$20,000
Quarterly Retainer for Company Board Service	4,000

Non-Employee Director Compensation

The following table sets forth the total cash compensation paid and stock and option awards made to our non-employee directors for their service on our Board of Directors during fiscal 2007.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	Total ($)

Ralph W. Brant, Jr.	$24,000	$8,257	$1,761	$3,265	$37,283
Steven K. Havens	24,000	17,595	1,761	—	43,356
Daniel G. O’Dell	24,000	17,595	1,761	—	43,356
Robert T. Sevier	24,000	8,257	1,761	6,312	40,330
Marvin J. Weishaar (5)	14,000	8,257	1,761	—	24,018

(1)	Includes fees received for service on the Boards of Directors of Liberty Bancorp and BankLiberty
(2)
Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) for shares of restricted stock in fiscal 2007. For further information regarding the expense recognized for stock awards, see footnote 12 to the Notes to the Consolidated Financial Statements contained in the Company’s Annual Report to Stockholders filed as Exhibit 13 to the Company’s Annual Report on Form 10-K. All of the stock awards were granted pursuant to the Liberty Bancorp, Inc. 2007 Equity Incentive Plan and vest in five equal annual installments commencing on February 27, 2008.

(3)
Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) during the year ended September 30, 2007, based upon a fair value of $1.51, $1.70 and $3.00 for options granted in 2004, November 2005 and 2007, respectively, using the Black-Scholes option pricing model. For further information regarding the assumptions used to compute fair value, see footnote 12 to the Notes to the Consolidated Financial Statements contained in the Company’s Annual Report to Stockholders filed as Exhibit 13 to the Company’s Annual Report on Form 10-K.

(4)	For Mr. Weishaar, the aggregate change in the actuarial present value of accumulated benefit under the Bank’s Directors’ Retirement Plan was a decrease of $7,450.
(5)	Retired from the Board of Directors effective May 1, 2007.

Benefits. Non-employee directors of BankLiberty also receive health and major medical insurance for themselves, their spouses and minor dependents. Additionally, non-employee directors are eligible to participate in the Liberty Bancorp, Inc. 2007 Equity Incentive Plan and the Amended and Restated Liberty Bancorp, Inc. 2003 Incentive Equity and Deferred Compensation Plan. On February 27, 2007, each outside director received a non-statutory stock option for 5,000 shares of common stock and a restricted stock award for 6,280 shares of common stock. All stock awards and stock options granted on February 27, 2007 vest at a rate of 20% over a five-year period commencing on February 27, 2008.

Directors’ Retirement Plan. BankLiberty maintains a retirement plan for Messrs. Brant, and Sevier. Under the plan, each of Messrs. Brant and Sevier receive an annual retirement benefit in an amount equal to the product of his Vested Percentage (as defined in the plan), with a maximum annual benefit of $15,000. Each director’s Vested Percentage is based on his cumulative years of service on the board, and increases in increments of 25%, from 0% for less than 10 years of service, to 25% for 10 years of service, to 50% for 15 years of service, to 75% for 20 years of service and to 100% for 25 or more years of service. Benefits are payable over a ten-year period following the participating director’s termination of service on the board of directors.

In the event that Messrs. Brant or Sevier terminates his position as a director due to his disability, the Bank will pay the director an annual payment for 10 years in an amount equal to $15,000. In the event that Messrs. Brant or Sevier dies before collecting any retirement or disability benefits, the Bank will pay to the director’s surviving spouse, if any, the monthly amounts otherwise payable, with the payment being made as though the director had both terminated service on the Board on the date of his death or disability, and had a Vesting Percentage equal to 100%, and survived to collect all retirement benefits payable. If the director dies after commencing to receive retirement or disability benefits, BankLiberty pays to the director’s surviving spouse, if any, the monthly payment then being made to the director with the period for such payments being determined as though the director had survived to collect all retirement or disability benefits payable. A director’s Vested Percentage becomes 100% upon a Change in Control, as defined in the plan, and the director becomes entitled to receive the present value of his retirement benefits in one lump sum payment within 10 days following the Change in Control. In the event of a Change in Control after a director terminates service on the Board of Directors, the present value of any retirement benefits not yet paid to the director will be due and payable in one lump-sum payment within 10 days following the Change in Control. In addition to an annual retirement benefit, Messrs. Brant and Sevier will receive post-retirement medical coverage not to exceed $500 per month for a period of 20 years.

During fiscal 2007, BankLiberty also maintained an identical retirement plan for Marvin J. Weishaar. Upon his retirement from the Bank’s Board of Directors on May 1, 2007, Mr. Weishaar began receiving benefits under the plan, which totaled $17,865 in the aggregate for the year ended September 30, 2007.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission. Based on such reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007. See “Compensation Discussion and Analysis.”

The Compensation Committee of the Board of Directors
of Liberty Bancorp, Inc.

Robert T. Sevier (Chairman)
Ralph W. Brant, Jr.
Steven K. Havens
Daniel G. O’Dell

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee of the Company’s Board of Directors during the year ended September 30, 2007 were Robert T. Sevier, Daniel G. O’Dell, Ralph W. Brant, Jr. and Steven K. Havens. None of such individuals was an officer or employee of the Company or the Bank during the year ended September 30, 2007, was formerly an officer of the Company or the Bank or had any relationship involving a transaction with the Company required to be disclosed by the Company under Item 13 of the Company’s Annual Report on Form 10-K.

During the year ended September 30, 2007:

•
No executive officer of the Company or the Bank served as a member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee of the Company or the Bank;

•	No executive officer of the Company or the Bank served as a director of another entity, one of whose executive officers served on the Compensation Committee of the Company or the Bank; and

•	No executive officer of the Company or the Bank served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company or the Bank.

Transactions with Management

The Sarbanes-Oxley Act generally prohibits loans by the Company to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made pursuant to programs generally available to all employees. Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee. No loans are outstanding to directors or executive officers at reduced rates or other preferential terms under such a company-wide program. Furthermore, all loans to such persons must be approved in advance by a disinterested majority of the Board of Directors. At September 30, 2007, the Bank had $615,000 in loans outstanding to directors and executive officers. All such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

Additionally, pursuant to the Company’s Audit Committee Charter, it is the responsibility of the Company’s Audit Committee to review all related party transactions (i.e., transactions required to be disclosed under SEC Regulation S-K, Item 404) for potential conflict of interest situations on an ongoing basis and to determine whether to approve such transactions. The Company’s Code of Ethics also provides that all executive officers and directors must disclose any private interest that presents the possibility of conflicts of interest with the Company or the Bank.

Audit Committee Report

The Company’s management is responsible for the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those consolidated financial statements with U.S. generally accepted accounting principles. The Audit Committee oversees the Company’s internal control over financial reporting on behalf of the Board of Directors.

In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company with management and has discussed with Michael Trokey & Company, P.C., the Company’s independent registered public accountants, the matters required to be discussed under Statements on Auditing Standards No. 61 (“SAS 61”). In addition, the Audit Committee has received from Michael Trokey & Company, P.C. the written disclosures and the letter required to be delivered by Michael Trokey & Company, P.C. under Independence Standards Board Standard No. 1 (“ISB Standard No. 1”) and has met with representatives of Michael Trokey & Company, P.C. to discuss the independence of the auditing firm.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting process.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors who, in their report, express an opinion on the conformity of the Company’s financial statements to U.S. generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with U.S. generally accepted accounting principles, that the audit of the Company’s consolidated financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board or that the Company’s independent auditors are in fact “independent.”

Based on the Audit Committee’s review of the financial statements, its discussion with Michael Trokey & Company, P.C. regarding SAS 61 and the written materials provided by Michael Trokey & Company, P.C. under ISB Standard No. 1 and the related discussion with Michael Trokey & Company, P.C. of their independence, the Audit Committee has recommended to the Board of Directors that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the year ended September 30, 2007 for filing with the Securities and Exchange Commission.

The Audit Committee of the Board of Directors
of Liberty Bancorp, Inc.

Daniel G. O’Dell (Chairperson)
Ralph W. Brant, Jr.
Robert T. Sevier
Steven K. Havens

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing and reviewing the work of the independent registered public accounting firm and setting the independent registered public accounting firm’s compensation. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. This approval process ensures that the independent registered public accounting firm does not provide any non-audit services to the Company that are prohibited by law or regulation. During the year ended September 30, 2007, all services were approved in advance by the Audit Committee in compliance with these procedures.

Independent Registered Public Accounting Firm

Michael Trokey & Company, P.C. served as the Company’s independent registered public accounting firm for the 2007 fiscal year. The Board of Directors has renewed the Company’s arrangement with Michael Trokey & Company, P.C. to be its independent registered public accounting firm for the fiscal year ending September 30, 2008. A representative of Michael Trokey & Company, P.C. will be present at the annual meeting to respond to stockholders’ questions and will have an opportunity to make a statement if he so desires.

Fees Paid to Independent Registered Public Accounting Firm

Michael Trokey & Company, P.C., which was the Company’s independent registered public accounting firm for the 2007 fiscal year, has been retained by the Board of Directors to be the Company’s independent registered public accounting firm for the 2008 fiscal year.

For the years ended September 30, 2007 and 2006, the Company was billed by Michael Trokey & Company, P.C. for fees aggregating $60,000 and $195,460, respectively. Such fees were comprised of the following:

Audit Fees. During the fiscal years ended September 30, 2007 and 2006, the aggregate fees billed by Michael Trokey & Company, P.C. for professional services rendered for the audit of annual financial statements and the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission during the fiscal years ended September 30, 2007 and 2006 were $60,000 and $191,960, respectively. The audit fees billed by Michael Trokey & Company, P.C. during the fiscal year ended September 30, 2006 include $116,460 in fees incurred in connection with the Bank’s reorganization from the mutual holding company form of organization to the fully stock form of organization, which was completed on July 21, 2006.

Audit-Related Fees. No fees were billed by Michael Trokey & Company, P.C. for audit-related services for the fiscal years ended September 30, 2007 and 2006.

Tax Fees.  No fees were billed by Michael Trokey & Company, P.C. for tax services for the fiscal year ended September 30, 2007. During the fiscal year ended September 30, 2006, the Company was billed $3,500 by Michael Trokey & Company, P.C. for tax services.

All Other Fees. There were no fees billed by Michael Trokey & Company, P.C. for all other fees for the fiscal years ended September 30, 2007 or September 30, 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to regulations promulgated under the Securities Exchange Act of 1934, the Company’s officers and directors and all persons who own more than ten percent of the Company’s common stock (“Reporting Persons”) are required to file reports detailing their ownership and changes of ownership in the Company’s common stock and to furnish the Company with copies of all such ownership reports that are filed. Based solely on the Company’s review of the copies of such ownership reports which it has received in the past fiscal year or with respect to the past fiscal year, or written representations that no annual report of changes in beneficial ownership were required, the Company believes that during fiscal year 2007, all of the Reporting Persons complied with these requirements.

Other Matters

The Board of Directors is not aware of any business to come before the annual meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the annual meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors.

Submission of Business Proposals and Stockholder Nominations

The Company’s Bylaws provide that the Company must receive proposals or nominations that stockholders seek to include in the proxy statement for the Company’s next annual meeting of stockholders no less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, proposals must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure was made. For consideration at the annual meeting, a stockholder proposal must be delivered or mailed to the Company’s Corporate Secretary so that it is received no later than January 14, 2008. In order to be eligible for inclusion in the Company’s proxy materials for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s executive office at 16 West Franklin, Liberty, Missouri 64068, no later than September 5, 2008. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

Miscellaneous

The cost of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, directors, officers, and regular employees of the Company may solicit proxies personally or by telegraph, telephone, facsimile or other electronic means without additional compensation.

A copy of the Company’s Annual Report on Form 10-K for the year ended September 30, 2007, as filed with the Securities and Exchange Commission, will be furnished without charge to stockholders as of the record date upon written request to Cathy Trusler, Corporate Secretary, Liberty Bancorp, Inc., 16 West Franklin, Liberty, Missouri 64068.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Cathy Trusler

Cathy Trusler
Corporate Secretary

Liberty, Missouri
January 3, 2008

IMPORTANT

Your vote is important. Regardless of the number of shares of Liberty Bancorp, Inc. common stock that you own, please sign, date and promptly mail the enclosed proxy card in the accompanying postage-paid envelope.

Instructions for “Street Name” Stockholders

If you own shares of the Company’s common stock in the name of a broker, bank or other nominee, only it can vote your shares of Liberty Bancorp, Inc. common stock on your behalf and only upon receipt of your instructions. You should sign, date and promptly mail your proxy card, or voting instruction form, when you receive it from your broker, bank or nominee. Please do so for each separate account you maintain.

Your broker, bank or nominee also may provide for telephone or Internet voting. Please refer to the proxy card, or voting instruction form, which you received with this proxy statement for instructions.

Please vote at your earliest convenience.

☒	PLEASE MARK VOTES	REVOCABLE PROXY
	AS IN THIS EXAMPLE	LIBERTY BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS
FEBRUARY 6, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Daniel G. O’Dell, Steven K. Havens and Robert T. Sevier, and each of them, with full power of substitution, to act as proxy for the undersigned and to vote all shares of common stock of Liberty Bancorp, Inc. the undersigned is entitled to vote at the annual meeting of shareholders, to be held on February 6, 2008 at 5:30 p.m., local time, at 9200 NE Barry Road, Kansas City, Missouri and at any and all adjournments thereof, as indicated on this proxy card.
Your Board of Directors Recommends a Vote “FOR” the election of the nominee listed below. VOTE FOR WITHHELD 1. The election as director of the ☐ ☐ nominee listed. Brent M. Giles

Please be sure to sign and date this Proxy in the box below.	Date
This proxy, when properly executed and returned, will be voted as directed by the undersigned shareholder. If no instructions are specified, this proxy will be voted “FOR” the proposal listed. This proxy also confers discretionary authority to vote with respect to the election of any person as Director where the nominee is unable to serve or for good cause will not serve and with respect to any other business that may properly come before the annual meeting or any adjournment thereof.

Shareholder sign above	Co-holder (if any) sign above

Detach above card, sign, date and mail in postage-paid envelope provided.
LIBERTY BANCORP, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.
______________________________________________

_______________________________________________

[BankLiberty Letterhead]

TO:	PARTICIPANTS IN THE AMENDED AND RESTATED LIBERTY SAVINGS BANK EMPLOYEE STOCK OWNERSHIP PLAN

Under the terms of the Amended and Restated Liberty Savings Bank Employee Stock Ownership Plan (the “ESOP”), you have the right to direct RSGroup Trust Company (the “ESOP Trustee”) as to the manner in which you wish to vote the shares of common stock of Liberty Bancorp, Inc. (“Liberty Bancorp”) allocated to your ESOP account at Liberty Bancorp’s 2008 Annual Meeting of Stockholders. Under the terms of the ESOP and subject to the Trustee’s responsibilities under applicable law, the ESOP Trustee will vote your allocated shares in accordance with your instructions. Allocated shares for which timely voting instructions are not received and unallocated shares will be voted by the Trustee in the same proportion as participants vote allocated shares of Liberty Bancorp common stock.

HOW TO EXERCISE YOUR RIGHTS. You may direct the voting of shares allocated to your account by completing, signing and returning the enclosed Vote Authorization Form. Proxy cards supplied with proxy materials are not appropriate for the purpose of instructing the ESOP Trustee in connection with the voting of shares allocated to your ESOP account.

VOTING INSTRUCTIONS. Please complete and sign the enclosed Vote Authorization Form to direct the ESOP Trustee how to vote the shares of Liberty Bancorp common stock allocated to your ESOP account. Please use the enclosed postage-paid envelope to forward your voting instructions to the ESOP Trustee. Please note that to direct the ESOP Trustee to vote with respect to any of the items presented at the Annual Meeting, you must specifically mark your instructions on the Vote Authorization Form. Items left blank will not be considered instructions to the ESOP Trustee.

 DELIVERY OF PROXY MATERIALS. A Vote Authorization Form and the Liberty Bancorp Annual Meeting Proxy Statement are enclosed with this memorandum. In order to make an informed judgment concerning how to instruct the ESOP Trustee to vote your allocated shares, you should read all proxy materials carefully and thoroughly.

WHEN TO SUBMIT YOUR ESOP PARTICIPANT DIRECTION FORM. All instructions must be received by the ESOP Trustee by January 30, 2008. If the ESOP Trustee receives more than one Vote Authorization Form from you, the Form bearing the latest date will be considered to have cancelled all forms bearing an earlier date. If more than one Vote Authorization Form is received from you as of the same date, the ESOP Trustee will consider the Form bearing the latest postmark as controlling.

If you have any questions regarding the procedures for instructing the ESOP Trustee, please call Marc Weishaar at (816) 792-6611.

Name:_________________________
Shares_________________________

VOTE AUTHORIZATION FORM

I understand that RSGroup Trust Company (the “ESOP Trustee”), is the holder of record and custodian of all shares of Liberty Bancorp, Inc. (the “Company”) common stock under the Amended and Restated Liberty Savings Bank Employee Stock Ownership Plan. I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held on February 6, 2008.

You are to vote my shares as follows:			VOTE
		FOR	WITHHELD
I.	The election as director of the nominee listed below.	☐	☐

Brent M. Giles

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED PROPOSAL.

The ESOP Trustee is hereby authorized to vote all shares of Company common stock allocated to my ESOP account as indicated above.

Date	Signature

Please date, sign and return this form in the enclosed postage-paid envelope no later than January 30, 2008.